Exhibit 4.1

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ______ __, 2004, is entered into by and between LEVEL 8 SYSTEMS, INC., a Delaware corporation (the "Company"), and the investors signatory hereto (each investor is sometimes individually referred to herein as a "Purchaser" and all such investors are sometimes collectively referred to herein as the "Purchasers").

                              W I T N E S S E T H :

         This Agreement is made pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and among the Company and the Purchasers (the "Purchase Agreement").

         The Company and the Purchasers hereby agree as follows:

         1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Holder or Holders" means the holder or holders, as the case may be, from time to time the Registrable Securities.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.


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


                  "Registrable Securities" shall mean the shares of Common Stock issuable pursuant to the terms of the Purchase Agreement and any shares of Common Stock issued or issuable upon exercise of the Warrants.

         2. Registration. As soon as practicable following the Closing Date and within sixty (60) days of the Closing Date, the Company shall prepare and file with the Commission a Registration Statement (the "Registration Statement") which shall cover all of the Registrable Securities. The Registration Statement shall be on Form S-1 or any successor form. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act within one hundred twenty (120) days of the Closing Date.

         3. Registration Procedures. Subject to the provisions of Section 2, the Company will:

         (a) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the Holder thereof, but not to exceed two (2) years;

         (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of two (2) years;

         (c) furnish to each Holder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request;

         (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each Holder shall reasonably request to the extent such registration or qualification is required in such jurisdictions (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such Holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

         (e) furnish, at the request of any Holder during registration of Registrable Securities pursuant to Section 2, on the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration or, if such Registrable Securities are not being sold through underwriters, on the date that the Registration Statement with respect to such shares of Registrable Securities becomes effective, (1) an opinion, dated as of such date, of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the


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


Holder making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (2) a comfort letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holder making such request and, if such accountants refuse to deliver such letter to such Holder, then to the Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holder shall reasonably request;

         (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

         (g) notify each Holder as promptly as practicable upon the occurrence of any event as a result of which the prospectus included in a Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as possible, prepare, file and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

         (h) provide each Holder and its representatives the opportunity to conduct reasonable inquiry of the Company's financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to conduct any due diligence; and

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         4. Expenses. All expenses incident to the Company's compliance with the terms of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 3(d), shall be paid by the Company, except that:

         (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than two (2) years after the effective date of such Registration Statement because any Holder has not effected the disposition of the securities requested to be registered shall be paid by such Holder;


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


         (b) the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter in respect of the securities sold by such Holder; and

         (c) any incremental expenses incurred by the Company as a result of the inclusion of a Holder's Registrable Securities in an underwritten offering where the Holder or any of its Affiliates is an underwriter of the Registrable Securities which inclusion of such Holder's Registrable Securities requires a "qualified independent underwriter" under the applicable rules of the NASD shall be paid by such Holder.

         5. Indemnification and Contribution. (a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the Holder of such Registrable Securities, such Holder's directors and officers, and each other person (including each underwriter) who participated in the offering of such Registrable Securities and each other person, if any, who controls such Holder or such participating person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or any such director or officer or participating person or controlling person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such Holder or such director, officer or participating person or controlling person for any legal or any other expenses reasonably incurred by such Holder or such director, officer or participating person or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary set forth in this Section 5(a), the Company shall not be liable to indemnify any person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) any actual or alleged untrue statement or actual or alleged omission either (x) made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein or so furnished for such purposes by any underwriter or (y) that had been corrected in a preliminary prospectus, prospectus supplement or amendment which had been furnished to such Holder prior to any distribution of the document alleged to contain the untrue statement or omission to offerees or purchasers, (2) any offer or sale of Registrable Securities after receipt by such Holder of a Standstill Notice under
Section 3(g) and prior to the delivery of the prospectus supplement or amendment contemplated by Section 3(g), or (3) the Holder's failure to comply with the prospectus delivery requirements under the Securities Act or failure to distribute its Registrable Securities in a manner consistent with its intended plan of distribution as provided to the Company and disclosed in the Registration Statement. Notwithstanding the foregoing, the Company shall not be required to indemnify any person for amounts paid in settlement of any claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect


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


regardless of any investigation made by or on behalf of such Holder or such director, officer or participating person or controlling person, and shall survive the transfer of such securities by such Holder.

         (b) Each Holder, by acceptance hereof, agrees to indemnify and hold harmless the Company, its directors and officers and each person who participated in such offering and each other person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) information in writing provided to the Company by the Holder specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of the Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, (ii) Holder's offer or sale of Registrable Securities after receipt by such Holder of a Standstill Notice under Section 3(g) and prior to the delivery of the prospectus supplement or amendment contemplated by
Section 3(g), (iii) Holder's failure to comply with the prospectus delivery requirements under the Securities Act or failure to distribute its Registrable Securities in a manner consistent with its intended plan of distribution as provided to the Company and disclosed in the Registration Statement, (iv) Holder's failure to comply with Regulation M under the Exchange Act, or (v) Holder's failure to comply with any rules and regulations applicable because the Holder is, or is an Affiliate of, a registered broker-dealer. Notwithstanding the provisions of this paragraph (b) or paragraph (c) below, no Holder shall be required to indemnify any person pursuant to this Section 5 or to contribute pursuant to paragraph (c) below in an amount in excess of the amount of the aggregate net proceeds received by such Holder in connection with any such registration under the Securities Act.

         (c) If the indemnification provided for in this Section 5 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.


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


         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         6. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement:

         (a) the Company shall not be obligated to register the Registrable Securities of Holders if, in the opinion of counsel to the Company reasonably satisfactory to the Holder and its counsel (or, if the Holder has engaged an investment banking firm, to such investment banking firm and its counsel), the sale or other disposition of such Holder's Registrable Securities, in the manner proposed by such Holder (or by such investment banking firm), may be effected without registering such Registrable Securities under the Securities Act;

         (b) the Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2 if the Company has had a registration statement, under which the Holder had a right to have its Registrable Securities included pursuant to Section 2, declared effective within one hundred and twenty (120) days prior to the date of the request pursuant to
Section 2; and

         (c) the Company shall have the right to delay the filing or effectiveness of the registration statement required pursuant to Section 2 hereof during one or more periods aggregating not more than forty five (45) days in any twelve-month period in the event that (i) the Company would, in accordance with the advice of its counsel, be required to disclose in the prospectus information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Company's Board of Directors, there is a reasonable likelihood that such disclosure would materially and adversely affect any existing or prospective material business situation, transaction or negotiation or otherwise materially and adversely affect the Company.

         7. Selection of Managing Underwriters. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 2 shall be selected by the Holders of a majority of the shares being so registered and shall be reasonably acceptable to the Company.

         8. Holder Agreements. (a) No Holder may participate in an underwritten offering provided for hereunder unless such Holder (i) agrees to sell the Holder's Registrable Securities on the basis provided in the underwriting arrangements contemplated for such offering as reasonably requested by the managing underwriter, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements as reasonably requested by the managing underwriter, and (iii) agrees to bear the Holder's pro rata portion of all underwriting discounts and commissions.


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


         (b) Each Holder agrees to comply with Regulation M under the Exchange Act in connection with its offer and sale of Registrable Securities.

         (c) Each Holder agrees that it will not sell any Registrable Securities registered under the Securities Act pursuant to the terms of this Agreement until a Registration Statement (and any associated post-effective amendment) relating thereto has been declared effective and the Holder has been provided copies of the related prospectus, as amended or supplemented to date.

         (d) Each Holder agrees to comply with the prospectus delivery requirements of the Securities Act as applicable in connection with the sale of Registrable Securities registered under the Securities Act pursuant to a Registration Statement.

         (e) Each Holder agrees that upon receipt of a Standstill Notice pursuant to Section 3(g), the Holder shall immediately discontinue offers and sales of Registrable Securities registered under the Securities Act pursuant to any Registration Statements covering such Registrable Securities until such Holder receives copies of the supplemented or amended prospectus contemplated by
Section 3(g) or notice from the Company that no such supplement or amendment is required.

         9. Miscellaneous.

         (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders in this Agreement.

         (b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

         (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of the Holder.

         (d) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:


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


                  If to the Company:        Level 8 Systems, Inc.
                                            214 Carnegie Center, Suite 303
                                            Princeton, New Jersey 08540
                                            Attn:    John P. Broderick

                  With a Copy to:           Lemery Greisler, LLC
                                            10 Railroad Place
                                            Saratoga Springs, New York 12866
                                            Attn:    Robert J. May, Jr., Esq.

                  If to the Holders: At the address set forth with such Holder's name on Schedule I to the Purchase Agreement.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail.

         (e) Rule 144. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees that it will:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

                  (iii) furnish to a Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (C) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Securities are transferred.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


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


         (h) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 9(d) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

         (i) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (j) Entire Agreement. This Agreement, together with the Purchase Agreement, represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

         (k) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.



                        [SIGNATURE PAGES ATTACHED HERETO]


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


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        LEVEL 8 SYSTEMS, INC.

                                        By:
                                           -------------------------------------
                                           John P. Broderick,
                                           Chief Operating and Financial Officer






                                        PURCHASERS:

                                        [COUNTERPART SIGNATURE PAGES FOLLOW]


                                       10


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                        PURCHASERS:



                             --------------------------------------------------
                                            (Name of Purchaser)

                             By:
                                 ----------------------------------------------
                                        (Signature of Purchaser(6))

                             Name:
                                   --------------------------------------------
                                   (Name of Signatory if Purchaser is an Entity)

                             Title:
                                   --------------------------------------------



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